QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934 (Amendment No.          )

Check the appropriate box:
☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

Altice USA, Inc. (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

 NOTICE OF ACTIONS BY WRITTEN CONSENT OF HOLDERS OF
NOT LESS THAN A MAJORITY OF THE AGGREGATE VOTING POWER
OF ALL OUTSTANDING SHARES OF CAPITAL STOCK OF ALTICE USA, INC.

Dear Altice USA, Inc. Stockholders:

        The enclosed Information Statement is being distributed to the holders of record of Class A common stock and Class B common stock of Altice USA, Inc., a Delaware corporation ("Altice USA" or the "Company"), as of the close of business on October 31, 2018, the date established by our Board of Directors (the "Board") as the record date (the "Record Date"), under Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        The purpose of the enclosed Information Statement is to inform you of actions taken by written consent of Next Alt S.à r.l. ("Next Alt"). As of the close of business on the Record Date, Next Alt beneficially owned 116,285,288 shares of Class A common stock and 190,564,792 shares of Class B common stock representing 42.9% of the total outstanding capital stock and 83.7% of the total voting power of the outstanding capital stock of Altice USA. The enclosed Information Statement shall be considered the notice required under Section 228(e) of the Delaware General Corporation Law (the "DGCL").

        On November 2, 2018, the Board approved an amendment to the Altice USA 2017 Long Term Incentive Plan (the "Plan"), which was subsequently approved by Next Alt, constituting our stockholders holding a majority of the voting power of our capital stock, by written consent on November 15, 2018. The written consent approved the adoption of the amendment to the Plan, which increases the maximum aggregate number of shares that may be issued for all purposes under the Plan to 19,879,291 shares. The full text of the amendment to the Plan is attached to this Information Statement as Exhibit A (the "Amendment"). The summary of the principal features of the Plan included in this Information Statement is qualified in its entirety by reference to the full text of the Plan as originally adopted, which is incorporated herein by reference to Exhibit 99.1 on Form S-8, filed by the Company with the Securities and Exchange Commission on December 20, 2017.

        The accompanying Information Statement, which describes the Amendment in more detail and provides our stockholders with other important information, is being furnished to you for informational purposes only pursuant to Section 14(c) of the Exchange Act and the rules and regulations promulgated thereunder.

        Under the DGCL, our certificate of incorporation and our bylaws, stockholder action may be taken by written consent. The written consent was sufficient to approve the Amendment and no other stockholder approval is required or necessary.

        The accompanying Information Statement will be first mailed to stockholders on or about November 29, 2018. Under Rule 14c-2 of the Exchange Act, the Amendment will not be effective until at least 20 days after the enclosed Information Statement is first mailed or otherwise delivered to our stockholders entitled to receive notice thereof.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS, AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS NOTICE AND THE ENCLOSED INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

DAVID CONNOLLY Executive Vice President, General Counsel and Secretary

 INFORMATION STATEMENT

 WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

PURPOSE OF INFORMATION STATEMENT

        This Information Statement advises stockholders of Altice USA, Inc. ("Altice USA" or the "Company") of actions taken by written consent (the "Stockholder Written Consent") of Next Alt S.à r.l. ("Next Alt"). Next Alt holds approximately 83.7% of the aggregate voting power of all outstanding shares of capital stock of the Company entitled as of October 31, 2018, the date established by our Board of Directors (the "Board") as the record date (the "Record Date"), to vote in general meetings.

GENERAL OVERVIEW OF ACTIONS

        On November 2, 2018, the Board approved an amendment to the Altice USA 2017 Long Term Incentive Plan (the "Plan"), which was subsequently approved by our stockholders holding a majority of the voting power of our capital stock by written consent on November 15, 2018. The written consent approved the adoption of the amendment to the Plan, which increases the maximum aggregate number of shares of our Class A common stock, par value $0.01 per share (the "Shares"), that may be issued for all purposes under the Plan, by 10,000,000 shares from 9,879,291 to 19,879,291 shares (the "Amendment"). The full text of the Amendment is attached to this Information Statement as Exhibit A.

REASONS FOR AND GENERAL EFFECT OF THE AMENDMENT

        In reviewing our compensation practices, including in light of various evolving market practices, as well as to enhance the Company's flexibility to make awards, the Board determined to make the above change to the Plan. In addition, the Amendment increasing the number of Shares authorized for issuance under the Plan ensures our ability to continue to grant stock options and other awards, which are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we must compete. Our employees are valued assets, and such awards are crucial to our ability to motivate individuals in our service to achieve our goals.

        All necessary corporate approvals in connection with the amendment of the Plan to effect the Amendment have been obtained. This Information Statement is furnished solely for the purpose of informing our stockholders, in the manner required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Delaware General Corporation Law (the "DGCL"), of this corporate action. Pursuant to Rule 14c-2 under the Exchange Act, the actions described herein will not be effective until 20 days after the date this definitive Information Statement is filed with the Securities and Exchange Commission (the "SEC") and a copy thereof is mailed to each of our stockholders as of the Record Date. Therefore, this Information Statement is being sent to you for informational purposes only.

Summary of the Plan

        The following summary of the principal features of the Plan included in this Information Statement is qualified in its entirety by reference to the full text of the Plan, which is incorporated by reference into this Information Statement. Other than the proposed amendment to the number of Shares available under the Plan, the terms of the Plan remain unchanged. Capitalized terms not defined in this summary shall have the meaning given in the Plan.

Background and Purpose of the Plan

        The Plan is intended to promote our long-term success and to increase shareholder value by providing officers, employees and consultants of the Company and any of its affiliates with incentives to contribute to our long-term growth and profitability, and to assist us in attracting and retaining the best available officers, employees and consultants for positions of substantial responsibility. The increase in authorized Shares under the Amendment will enable us to continue to be able to make awards thereunder.

Eligibility and Administration

        Awards may be granted to officers, employees and consultants, including all of our approximately 12,105 employees and seven non-executive directors, as of November 5, 2018. The Plan will be administered by the Board, or if delegated by the Board, the Compensation Committee (the "Committee") of the Board or any other committee appointed from time to time by the Board to administer the Plan, subject to the provision of the stockholders' agreement that requires prior written approval of Next Alt for the establishment and modification of certain remuneration arrangements. The Plan is currently being administered by the Committee.

        Except to the extent not prohibited by applicable laws, rules and regulations, the Committee may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees thereof or other persons or groups of persons as it deems necessary, appropriate or advisable under such conditions or limitations as it may set at the time of such delegation or thereafter. But only the Committee itself can make awards to participants who are the Company's executive officers or directors.

        Subject to applicable law, the terms of the Plan and the stockholders' agreement, the Committee has full power and authority to, among other things, select eligible participants, to grant awards in accordance with the Plan, to determine the number of Shares subject to each award or the cash amount payable in connection with an award and determine the terms and conditions of each award, including, without limitation, those related to term, permissible methods of exercise, vesting, cancellation, forfeiture, payment, settlement, exercisability, performance periods, performance targets, and the effect or occurrence, if any, of a participant's termination of employment, separation from service or leave of absence with the Company, or any of its affiliates or of a change of control.

Authorized Shares

        The maximum aggregate number of Shares currently authorized pursuant to the Plan is 9,879,291 Shares. Upon the effectiveness of the Amendment, the aggregate number of Shares that may be issued pursuant to awards under the Plan shall increase to 19,879,291 Shares. Shares issued pursuant to awards under the Plan may be either authorized and unissued Shares, Shares held by the Company in its treasury, or a combination thereof. As of November 5, 2018, options to purchase 7,196,322 Shares were outstanding, 2,682,969 Shares remained available for grant, and no options had been exercised. As of November 5, 2018, the outstanding options were exercisable at a per share exercise price ranging from $16.775 to $20.375, or a weighted average per share exercise price of $17.50.

        The number of Shares remaining available for issuance will be reduced by the number of Shares subject to outstanding awards and, for awards that are not denominated by Shares, by the number of Shares actually delivered upon settlement or payment of the award. For purposes of determining the number of Shares that remain available for issuance under the Plan, the number of Shares corresponding to awards under the Plan that are forfeited or cancelled or otherwise expire for any reason without having been exercised or settled or that are settled through the issuance of consideration other than Shares (including, without limitation, cash) will be added back to the Shares available for the grant of awards; provided, however, that this provision will not be applicable with respect to (i) the cancellation of a stock appreciation right granted in tandem with an option upon the exercise of the option or (ii) the cancellation of an option granted in tandem with a stock appreciation right upon the exercise of the stock appreciation right. In addition, (i) the number of Shares that are tendered by a participant or withheld by the Company to pay the exercise price of an award or to satisfy the tax withholding obligations in connection with the vesting, exercise or settlement of an award and (ii) the number of Shares subject to an option or stock appreciation right but not issued or delivered as a result of the net settlement of such option or stock appreciation right will be added back to the Shares available for the grant of awards. No participant may be granted under the Plan in any fiscal year awards covering more than the number of Shares equal to 50% of the maximum Shares that may be issued under the Plan.

Awards

        Awards under the Plan may consist of options, restricted shares, restricted share units, stock appreciation rights, performance stock, performance stock units and other awards. Any award may be granted singly or in combination or tandem with any other award, as the Committee may determine. The Committee will set the vesting criteria applicable to each award, which, depending on the extent to which the criteria are met, will determine the extent to which the award becomes exercisable or the number of Shares or the amount of cash that will be distributed or paid out to the participant with respect to the award. The Committee may set vesting criteria based upon the achievement of specified Company-wide, business unit, or individual goals (including, but not limited to, continued employment or provision of services), or any other basis determined by the Committee in its discretion. The terms and conditions of each award will be set forth in an award document in a form approved by the Committee. The award document will contain terms and conditions not inconsistent with the Plan. The Committee may at any time following grant (i) accelerate the vesting, exercisability, lapse of restrictions, settlement or payment of any award, (ii) eliminate the restrictions and conditions applicable to an award or (iii) extend the post-termination exercise period of an outstanding award (subject to the limitations of Section 409A of the Internal Revenue Code).

        The Committee may, upon the earning and vesting of an outstanding award, provide participants with the right to receive dividends or payments equivalent to dividends or interest with respect to such award, which payments can either be paid currently or deemed to have been reinvested in Shares (to the extent compliant with applicable laws, including Section 409A of the Internal Revenue Code), and can be made in Shares, cash or a combination thereof, as the Committee may determine. No dividends or dividend equivalents will be paid with respect to options or stock appreciation rights. In the event of a stock split, reverse stock split, stock dividend, recapitalization, reorganization, partial or complete liquidation, reclassification, merger, consolidation, separation, extraordinary stock or cash dividend, split-up, spin-off, combination, exchange of Shares, warrants or rights offering to purchase Shares at a price substantially below fair market value, or any other corporate event or distribution of stock or property of the Company affecting the Shares in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan, the Committee will adjust the number and kind of Shares authorized for issuance and the number and kind of Shares subject to any outstanding award and the exercise price per share, if any, under any outstanding award, as the Committee deems necessary, in order to preserve the benefits or potential benefits intended to be made available to participants.

Stock Options

        A stock option is the right to acquire Shares at a fixed exercise price for a fixed period of time. Under the Plan, the Committee may grant nonqualified stock options and/or incentive stock options pursuant to stock option agreements. The Committee will determine the number of Shares covered by each option.

        The exercise price of the Shares subject to each option is set by the Committee but generally cannot be less than 100% of the fair market value on the date of grant. Currently, the Committee has determined that the fair market value for purposes of the Plan is calculated based on the volume weighted average trading price of a share of Class A common stock of the Company on the New York Stock Exchange (the "NYSE") as reported by the NYSE (or, if not so reported, as reported by a successor reporting service selected by the Company) for the 30-day period immediately preceding the grant date of any award granted under the Plan. Stock options granted under the Plan will vest at the rate specified in the stock option agreements. A stock option granted under the Plan generally cannot be exercised until it becomes vested. The Committee establishes the vesting schedule of each stock option at the time of grant. The exercise price per Share of an incentive stock option will be fixed by the Committee at the time of grant or will be determined by a method specified by the Committee at the time of grant. No incentive stock option may be issued to any individual who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, unless (i) the exercise price is at least 110% of the fair market value on the date of grant of the Shares subject to such incentive stock option and (ii) the incentive stock option is not exercisable more than five years from the date of grant. The aggregate fair market value of the Shares, determined on the grant date, covered by incentive stock options, which first become exercisable by any participant during any calendar year, may not exceed $100,000. Any grants in excess of this limit shall be treated as nonqualified stock options. Additionally, the Committee may grant nonqualified stock options that contain an "early exercise" feature that provides a participant with the right (but not the obligation) to immediately exercise such portion of the stock option for Shares that will be subject to the same vesting schedule as the underlying stock option.

        The exercise price of the Shares subject to each option may be paid, among other means, in cash or cash equivalents, by actual delivery or attestation to ownership of freely transferable Shares already owned by the person exercising the stock option, a combination of cash and Shares equal in value to the exercise price, through net share settlement or similar procedure involving the withholding of Shares subject to the stock option with a value equal to the exercise price, or by such other means as the Committee may authorize. The Committee may provide that in-the-money stock options will be exercised automatically, with no action required on the part of a participant, using a net share settlement or similar procedure immediately (or shortly) before their scheduled expiration date where participants are precluded from using other methods of exercise due to legal restrictions or company policy (including policies on trading in Shares).

Stock Appreciation Rights

        Stock appreciation rights are granted pursuant to stock appreciation grant agreements adopted by the Committee. The Committee may grant stock appreciation rights in tandem with options or as stand-alone awards. Each stock appreciation right is subject to the terms, conditions and restrictions set forth in the Plan and established by the Committee and as set forth in the applicable award document, including the per share grant price of the stock appreciation right, which generally cannot be less than 100% of the fair market value of our common stock on the date of grant. An award of a stock appreciation right entitles a participant to receive, upon satisfaction of the conditions to payment specified in the applicable award document, an amount equal to the excess, if any, of the fair market value of a Share on the exercise date of the number of Shares for which the stock appreciation right is exercised over the per share grant price for such stock appreciation right specified in the applicable award document. Payments to a participant upon exercise of a stock appreciation right may be made in cash or Shares, as determined by the Committee on or following the date of grant. The Committee may provide that in-the-money stock appreciation rights will be exercised automatically, with no action required on the part of a participant, immediately (or shortly) before their scheduled expiration date where participants are precluded from otherwise exercising such stock appreciation rights due to legal restrictions or Company policy (including policies on trading in Shares).

Restricted Shares and Restricted Share Units

        Restricted share awards are granted pursuant to restricted share award agreements adopted by the Committee. An award of restricted shares consists of one or more Shares granted or sold to a participant, and is subject to the terms, conditions and restrictions set forth in the Plan and established by the Committee as specified in the applicable award document. Restricted shares may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which it may be canceled.

        Restricted share units are granted pursuant to restricted share units agreements adopted by the Committee. Restricted share units represent a promise to deliver Shares, or an amount of cash or property equal to the underlying Shares, at a future date. A restricted share unit entitles a participant to receive, subject to the terms, conditions and restrictions set forth in the Plan and the applicable award document, one or more Shares. Restricted share units may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which they may be canceled. If and when the cancellation provisions lapse, the restricted share units will be settled by the delivery of Shares or, at the sole discretion of the Committee, cash, or a combination of cash and Shares, with a value equal to the fair market value of the Shares at the time of payment.

Performance Stock and Performance Stock Units

        The Committee may grant performance stock or performance stock units to participants. An award of performance stock or performance stock units consists of, or represents a right to receive, a target amount of Shares granted to participants based on the achievement of performance goals selected by the Committee, in its discretion, over the applicable performance period, and is subject to the terms, conditions and restrictions set forth in the Plan and established by the Committee in connection with the award and specified in the applicable award document. Payments to a participant in settlement of an award of performance stock or performance stock units may be made in cash or Shares, as determined by the Committee on or following the date of grant.

Other Awards

        The Committee has the authority to establish the terms and provisions of other forms of awards that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company. Such awards may be made subject to restrictions on transfer, vesting requirements or cancellation under specified circumstances.

Change in Control

        In the event of a "change in control," the Committee, in its sole discretion, may take any action it deems necessary or desirable with respect to any award that is outstanding, including, without limitation: (a) the acceleration of the vesting, settlement and/or exercisability of an award; (b) the payment of a cash amount in exchange for the cancellation of an award; (c) the cancellation of options and/or stock appreciation rights without the payment of consideration therefor if the exercise price of such options and/or stock appreciation rights equals or exceeds the price paid for a share in connection with the "change in control"; and/or (d) the issuance of substitute awards that substantially preserve the value, rights and benefits of any affected awards.

Limited Transferability of Awards

        A participant's rights and interests under the Plan, including any award previously made to such participant or any amounts payable under the Plan may not be assigned, pledged, or transferred, except, in the event of the participant's death, to a designated beneficiary in accordance with the Plan, or in the absence of such designation, by will or the laws of descent or distribution or, except in the case of an incentive stock option, pursuant to a domestic relations order. The Committee may, subject to applicable laws, rules and regulations and such terms and conditions as it shall specify, permit the transfer of an award, other than an incentive stock option, for no consideration to a permitted transferee.

Amendment and Termination of the Plan

        The Board may at any time terminate or, from time to time, amend, modify or suspend the Plan. No termination, amendment, modification or suspension will be effective without the approval of our stockholders if such approval is required under applicable laws, rules and regulations, including the rules of the NYSE and such other securities exchanges, if any, as may be designated by the Board from time to time. The Board has broad authority to amend the Plan or any Award under the Plan without the consent of a participant to the extent it deems necessary or desirable, including to comply with, or take into account changes in, or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules and other applicable laws, rules and regulations, including without limitation, to avoid, in the reasonable, good faith judgment of the Company, the imposition on any participant of any tax, interest or penalty under Section 409A of the Internal Revenue Code, or to take into account unusual or nonrecurring events or market conditions (including, without limitation, events that affect changes in capitalization).

Summary of U.S. Federal Income Tax Consequences

        The following summary of tax consequences to the Company and to Plan participants is not intended to be used as tax guidance to participants in the Plan. It relates only to U.S. federal income tax and does not address state, local or foreign income tax rules or other U.S. tax provisions, such as estate or gift taxes. Different tax rules may apply to specific participants and transactions under the Plan, particularly in jurisdictions outside the United States. In addition, this summary is as of the date of this Information Statement; federal income tax laws and regulations are frequently revised and may be changed again at any time. Therefore, each participant is urged to consult a tax advisor before exercising any award or before disposing of any shares acquired under the Plan.

  •
  Stock Options and Stock Appreciation Rights.  The grant of an option or stock appreciation right will create no tax consequences for the participant or the Company. A participant will have no taxable income upon exercise of an incentive stock option, except that the alternative minimum tax may apply. Upon exercise of an option other than an incentive stock option, a participant generally must recognize ordinary income equal to the fair market value of the shares acquired minus the exercise price. When disposing of shares acquired by exercise of an incentive stock option before the end of the statutory incentive stock option holding periods, the participant generally must recognize ordinary income equal to the lesser of (i) the fair market value of the shares at the date of exercise minus the exercise price or (ii) the amount realized upon the disposition of the shares minus the exercise price. Otherwise, a participant's disposition of shares acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding periods are met) generally will result in only capital gain or loss.

  •
  Other Awards.  Other awards under the Plan generally will result in ordinary income to the participant at the later of the time of delivery of cash, shares, or other awards, or the time that the risk of forfeiture lapses.

  •
  Company Deduction.  The Company is generally entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with options, stock appreciation rights or other awards, but not for amounts (i) the participant recognizes as capital gain and (ii) over $1 million paid to certain "covered employees" under Section 162(m) of the Internal Revenue Code, except for grandfathered arrangements under Section 162(m) of the Internal

    Revenue Code. The Company will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares for the incentive stock option statutory holding periods.

Changes in Capitalization

        In the event of certain specified changes in capitalization set forth in the Plan, the number and kind of shares of Class A common stock authorized for issuance under the Plan and the individual limits will be equitably adjusted in the manner deemed necessary by the Committee to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan. Unless otherwise determined by the Committee, such adjusted awards will be subject to the same restrictions and vesting or settlement schedules to which the underlying awards are subject (subject to the limitations of Section 409A of the Internal Revenue Code).

New Plan Benefits

        The Committee has not made any determination to make future grants to any participants under the Plan, as amended, as of the date of this Information Statement. As such, new benefits that will be awarded or paid under the Plan, as amended, are not currently determinable.

VOTES REQUIRED

        The Board is not soliciting your consent or your proxy in connection with this action, and no consents or proxies are being requested from stockholders. The vote which was required to approve and adopt the Amendment was the affirmative vote of the holders of a majority of the aggregate voting power of all outstanding shares of capital stock of the Company entitled as of the Record Date to vote generally in an election of directors.

        Holders of our Class A common stock are entitled to one vote per share of Class A common stock. Holders of our Class B common stock are entitled to 25 votes per share of Class B common stock.

        Section 228 of the DGCL and Article VIII, Section (3) of our Third Amended and Restated Certificate of Incorporation provides that stockholders of the Company may act by written consent without a meeting if such stockholders hold the number of shares representing not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted.

        As of the close of business on the Record Date, the Company had 502,612,620 shares of our Class A common stock and 213,038,953 shares of our Class B common stock outstanding. Of those shares, 116,285,288 shares of Class A common stock and 190,564,792 shares of Class B common stock, representing 42.9% of the total outstanding capital stock and 83.7% of the total voting power of the outstanding capital stock, approved and adopted the Amendment pursuant to the Stockholder Written Consent.

 SECURITY AUTHORIZED FOR ISSUANCE UNDER THE PLAN

        The following table sets forth certain information as of December 31, 2017 with respect to the Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options (A)	Weighted-Average Exercise Price of Outstanding Options (B)	Number of Securities Remaining Available for Future issuance Under Equity Compensation Plans (Excluding Securities Reflected on Column (A))(1)
Equity compensation plans approved by stockholders:
2017 Long Term Incentive Plan	5,110,747	$17.45	4,768,544
Equity compensation plans not approved by stockholders:
None	—	—	—
Total:	5,110,747	$17.45	4,768,544

(1)
The Amendment provides for an additional increase of authorized shares from 9,879,291 to 19,879,291 shares, which increase is not reflected in the above table.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of our outstanding common stock as of the Record Date by (i) each person or group of affiliated persons known to us to be the beneficial owner of more than 5% of our common stock, (ii) each named executive officer and each director and (iii) all of our executive officers and directors as a group.

	Shares Beneficially Owned
	Class A		Class B
					% Total Voting Power
Name of Beneficial Owner	Number	%	Number	%
5% Stockholders(1)
Drahi Entities(2)(3)(4)	116,285,288	23.2%	190,564,792	89.5%	83.7%
Canada Pension Plan Investment Board(5)	42,265,874	8.4%	—	0.0%	0.7%
BC Partners LLP(6)	65,219,767	13.0%	—	0.0%	1.1%
Named Executive Officers and Directors(7)
Dexter Goei(8)(9)	3,770,980	0.8%	5,177,434	2.4%	2.3%
Charles Stewart(9)(10)	981,273	0.2%	—	0.0%	0.0%
Abdelhakim Boubazine(9)(11)	1,971,650	0.4%	42,180	0.0%	0.1%
Lisa Rosenblum	148,037	0.0%	—	0.0%	0.0%
David Connolly	141,558	0.0%	—	0.0%	0.0%
Patrick Drahi(2)(4)(12)	116,285,288	23.2%	190,564,792	89.5%	83.7%
Gerrit Jan Bakker	42,753	0.0%	—	0.0%	0.0%
Manon Brouillette	—	0.0%	—	0.0%	0.0%
Dennis Okhuijsen(9)	74,500	0.0%	477,224	0.2%	0.2%
Jérémie Bonnin(9)	138,104	0.0%	884,665	0.4%	0.4%
Raymond Svider	—	0.0%	—	0.0%	0.0%
Mark Mullen	7,000	0.0%	—	0.0%	0.0%
All executive officers and directors as a group (12 persons)	116,624,636	23.2%	190,564,792	89.5%	83.7%

(1)
5% stockholders have the same applicable voting rights as other holders of Class A common stock and Class B common stock.

(2)
Mr. Drahi is the sole indirect controlling shareholder of Next Alt. As of the Record Date, Next Alt holds a controlling interest in the outstanding share capital and voting rights of Altice Europe N.V. ("Altice Europe"). Altice Europe maintains a one-tier board of four executive board members, including Mr. Drahi, and two non-executive board members. The executive board members are appointed by stockholders at the general meeting at the binding nomination of Next Alt. A personal holding company controlled by the family of Mr. Drahi is an executive board member of Altice Europe. Mr. Drahi holds shares through personal holding companies, including Next Alt. Altice Europe owns a controlling interest in CVC 3 B.V. ("CVC 3"). Mr. Drahi may be deemed to beneficially own the 6,668,259 shares of Class A common stock owned by CVC 3.

(3)
The principal address for the personal holding companies controlled by Mr. Drahi or his family is 5 rue Eugène Ruppert, L-2453 Luxembourg, Grand Duchy of Luxembourg and the principal address for Altice Europe and CVC 3 is Prins Bernhardplein 200, 1097 JB Amsterdam, The Netherlands.

(4)
Altice USA and Next Alt have entered into an agreement (the "Holding LP voting agreement") pursuant to which Next Alt is granted proxy to vote the shares of Altice USA common stock held by Neptune Holding US LP ("Holding LP"). Next Alt has also entered into voting agreements (the "Concert Group voting agreements") with certain current and former officers and directors of Altice USA and Altice Europe and its consolidated subsidiaries (such officers and directors, collectively, the "Concert Group") with respect to all shares of Altice USA common stock they own. Certain members of the Concert Group, including Mr. Drahi, have scheduled vesting events whereby shares of Class A common stock currently held by Holding LP will be distributed to those certain individuals within 60 days from the Record Date. Shares in respect of such conversions do not increase the beneficial ownership of the Drahi Entities or Mr. Drahi because such shares are already included in their beneficial ownership because the shares are currently held by Holding LP. Pursuant to the Concert Group voting agreements and the Holding LP voting agreement, Mr. Drahi (through entities controlled directly or indirectly by him or his family (including Next Alt, Uppernext S.C.S.p. and A4 S.A.)) controls Altice USA.

(5)
Pursuant to Schedule 13G filed on February 12, 2018, the amount reported consists of shares beneficially owned, as of December 31, 2017, by Canada Pension Plan Investment Board ("CPPIB") with shared voting authority over 42,265,874 shares and sole investment authority over 8 shares. CPPIB is overseen by a board of directors. None of the directors of the board of directors has sole voting or dispositive power with respect to the shares of Altice USA common stock beneficially owned by CPPIB. The address of CPPIB is One Queen Street East, Suite 2500, Toronto, ON, M5C 2W5.

(6)
Pursuant to Schedule 13G filed on February 12, 2018, the amount reported consists of shares beneficially owned, as of December 31, 2017, by CIE Management IX Limited with shared voting authority over 65,219,767 shares and sole investment authority over 0 shares. CIE Management IX Limited, which is an entity under common control with BC Partners LLP, is the ultimate general partner of, and has investment control over the Class A common stock held by the funds commonly known as BC European Capital IX—1 LP through 11 LP and BC European Capital—Suddenlink Co-Investment 1 through 6 LP, and has investment control over the Class A common stock held by BC European Capital IX Limited. CIE Management IX Limited is also the ultimate control party of SuddenVision S.a.r.l. CIE Management IX Limited may, therefore, be deemed to have shared voting and investment power over Class A common stock beneficially owned by each of these entities. Because CIE Management IX Limited is managed by a board of directors, no individuals have ultimate voting or investment control (as determined by Rule 13d-3) over the shares that may be deemed beneficially owned by CIE Management IX Limited. The principal address of CIE Management IX Limited is Heritage Hall, Le Marchant Street, St. Peter Port, Guernsey, GY1 4HY, Channel Islands.

(7)
The address for these persons is c/o Altice USA, Inc., 1 Court Square West, Long Island City, NY 11101.

(8)
Mr. Goei holds shares individually and through personal holding companies. Includes 368,014 shares of Class A common stock (estimated based on information available on the Record Date) subject to Class C Units that are scheduled to vest within 60 days from the Record Date. Mr. Goei has pledged 1,408,242 of his shares of Class A common stock and 2,194,592 of his shares of Class B common stock to secure a loan with a financial institution.

(9)
This individual is party to a Concert Group voting agreement.

(10)
Mr. Stewart has pledged 450,000 of his shares of Class A common stock to secure a loan with a financial institution. Includes 325,676 shares of Class A common stock (estimated based on information available on the Record Date) subject to Class C Units that are scheduled to vest within 60 days from the Record Date.

(11)
Includes 325,676 shares of Class A common stock (estimated based on information available on the Record Date) subject to Class C Units that are scheduled to vest within 60 days from the Record Date.

(12)
The shares of Class A and Class B common stock reported as beneficially owned by Mr. Drahi are the same shares of Class A and Class B common stock reported as beneficially owned by the Drahi Entities.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

Overview

        This section discusses the material components of our executive compensation program for each of our named executive officers. Our named executive officers are:

  •
  Dexter Goei, Chief Executive Officer (CEO) and, prior to June 8, 2018, Chairman;

  •
  Charles Stewart, Co-President and Chief Financial Officer (CFO);

  •
  Abdelhakim Boubazine, Co-President and Chief Operating Officer (COO);

  •
  David Connolly, Executive Vice President, General Counsel and Secretary; and

  •
  Lisa Rosenblum, Vice Chairman.

        The compensation discussed in this section is the compensation paid to our named executive officers with respect to their service to Altice USA in 2017.

Executive Compensation Philosophy

        The Company's executive compensation philosophy is based on the following principles:

  •
  provide total compensation that attracts, motivates and retains individuals with the knowledge, expertise and experience required for each specific role;

  •
  deliver an appropriate proportion of the total compensation package through variable pay elements linked to performance over the short- and long-term;

  •
  encourage and reward performance that will lead to long-term enhancement of stockholder value; and

  •
  take into account compensation practices in the markets in which we operate and compete for talent.

Determination of Compensation

        2017 compensation for the CEO was determined by the Altice Europe board of directors, and by the CEO for all other named executive officers, as discussed below, prior to our initial offering, except with respect to stock options granted on December 30, 2017 to the CEO and certain named executive officers under the Plan, which were approved by an equity award subcommittee of the Compensation Committee. The Compensation Committee will be making compensation decisions for our named executive officers for 2018.

  Chief Executive Officer

        The CEO's 2017 compensation was determined by the Altice Europe board of directors, which at the time was a board consisting of three executive board members and three non-executive board members and approved by Altice Europe stockholders. The Altice Europe board was counseled by the Altice Europe Remuneration Committee, which consisted of non-executive board members and was chaired by an independent non-executive board member. The Altice Europe board generally sets elements of pay at levels it considers appropriate, taking into account various factors such as the nature of the role, the experience and performance of the individual, and local and sector market practice amongst peers of a similar size and scope to Altice Europe and its subsidiaries, (the "Altice Group").

  Other Named Executive Officers

        The compensation for all other named executive officers was set by Mr. Goei based on the compensation of individuals employed in the Altice Group in comparable positions and validated by the Altice Group Management Board.

Role of Compensation Committee

        The Altice USA Compensation Committee was formed on the consummation of our offering on June 22, 2017 and consists of independent directors. Director Manon Brouillette became a member of the Compensation Committee when she joined the Board on October 31, 2017, and the Compensation Committee began making compensation decisions with respect to our named executive officers in November 2017.

        The responsibilities of the Compensation Committee are set forth in its charter. Among other responsibilities, the Compensation Committee (1) establishes our general compensation philosophy and, in consultation with management, oversees the development and implementation of compensation programs; (2) reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and the other executive officers of the Company who are required to file reports under Section 16(a) of the Exchange Act, evaluates such executive officers' performance in light of those goals and objectives and determines and approves their compensation levels based upon those evaluations; and (3) administers our stockholder approved compensation plans. For additional discussion on the role of our Compensation Committee, see "Certain Compensation Committee Information."

Benchmarking

        In November 2017, the Compensation Committee reviewed and compared compensation for a core peer group of companies in the same general industry or industries as the Company as well as companies of similar size and business mix to evaluate the competitiveness and appropriateness of our compensation program. The Compensation Committee selected the following list of companies that would comprise our initial peer group, which was used to assess the value of the stock options granted under the Plan on December 30, 2017 and will be used to make 2018 compensation decisions:

  •
  AT&T Inc.

  •
  CenturyLink, Inc.*

  •
  Charter Communications, Inc.

  •
  Comcast Corporation

  •
  DISH Network Corporation,

  •
  Frontier Communications Corporation

  •
  Level 3 Communications, Inc.*

  •
  Liberty Media Corporation

  •
  Liberty Global, Plc.

  •
  Sprint Corporation

  •
  T-Mobile US, Inc.

  •
  Verizon Communications Inc.

  •
  Windstream Holdings, Inc.

        The Compensation Committee determined that the peer group currently represented an appropriate benchmark for the competitive market for our senior executive talent, based on our business operations and competitive labor markets.

        Management presented to the Compensation Committee a comparison of 2016 actual base salary, bonus, total cash compensation (defined as base salary plus bonus), long-term incentives and total direct compensation (defined as total cash compensation plus the value of long-term incentives) of our named executive officers with the 25th, median and 75th percentile of the peer group.

        The Compensation Committee also received information from management comparing actual 2016 and projected 2017 compensation levels for the named executive officers to comparable positions among the peer companies. Compensation of the Company's Chief Executive Officer, Mr. Goei, was compared to chief executive officers at the peer group companies. Compensation of Mr. Stewart, Co-President and Chief Financial Officer of the Company, was compared to Chief Financial Officers at the peer group companies. Compensation of Mr. Boubazine, Co-President and Chief Operating Officer, was compared to Chief Operating Officers at the peer group companies. Compensation of Mr. Connolly, Executive Vice President, General Counsel, was compared to General Counsels at the peer group companies. In this analysis, it was noted that there was limited market information regarding the role and compensation of Ms. Rosenblum, Vice Chairman.

        Based on the total compensation review, the Compensation Committee set a general guideline for target total direct compensation at the median of the peer group based on a combination of internal and market considerations. Internal factors include experience, skills, position, level of responsibility, historic and current compensation levels, internal relationship of compensation levels between executives, as well as attraction and retention of executive talent. Market considerations include referencing market pay levels and pay practices among a peer group of companies with a reference to the median of the peer group. The Compensation Committee's decisions are based upon a combination of these considerations and may exceed or fall below the median of the peer group. The Compensation Committee believed that this range was appropriate in light of the dynamics, diversity, complexities and

*
On November 1, 2017, CenturyLink, Inc. completed an acquisition of Level 3 Communications, Inc.

competitive nature of the Company's businesses as well as the Company's performance. The Compensation Committee believed that the guideline for target total direct compensation provided a useful point of reference, along with the other factors described above, in administering the Company's executive compensation program.

Elements of Compensation

  Base Salary

        The named executive officers receive a base salary to compensate them for services provided to the Company. Base salary is intended to provide a fixed component of compensation reflecting various factors, such as the nature of the role and the experience and performance of the individual. As of December 31, 2017, Mr. Goei's, Mr. Stewart's and Mr. Boubazine's annualized base salary was $500,000 each, and Mr. Connolly's and Ms. Rosenblum's annualized base salary was $400,000 each. These were set prior to our initial offering but reviewed in November 2017 by the Compensation Committee.

  Annual Bonus

        For 2017, each of our named executive officers was eligible to earn an annual performance-based cash bonus under our 2017 annual incentive program the ("2017 Bonus Program"). The 2017 Bonus Program was established by the Altice Group Management Board. Following our initial offering, the Compensation Committee of the Board assumed responsibility for administration of the 2017 Bonus Program, and made all determinations with respect to the 2017 bonus awards, subject to Altice Europe board of director's right to consent under the stockholders' agreement.

        The 2017 annual incentive opportunity for our named executive officers was comprised of two components: a formula-based award and a discretionary award. The 2017 formula-based award target for Mr. Goei was equal to 300% of annualized base salary (target equal to $1,500,000) with a maximum payout opportunity equal to 450% of annualized base salary (maximum payout of $2,250,000). The formula-based bonus target for Mr. Stewart and Mr. Boubazine was equal to 100% of annualized base salary (target equal to $500,000 each) with a maximum payout opportunity equal to 150% of annualized base salary (maximum payout of $750,000 each). The formula-based bonus target for Mr. Connolly and Ms. Rosenblum was equal to 60% of annualized base salary (target equal to $240,000 each) with a maximum payout opportunity equal to 90% of annualized base salary (maximum payout of $360,000 each).

        When established by the Altice Group Management Board, the performance metrics used to determine the 2017 formula-based annual incentive award were expected to be based upon 2017 financial and operational results of Altice USA and Altice Europe, with two-thirds of the target based upon Altice USA performance and one-third based upon Altice Europe performance. Separately, for 2017, performance metrics for bonuses to be paid to other members of our management team were also expected, prior to our initial offering, to be based upon both Altice USA and Altice Europe performance.

        Due to the development of our business following our initial offering, we determined that it would better align the interests of our stockholders and management, as well as more directly reward and motivate our management to receive bonuses based entirely on Altice USA performance. When the Compensation Committee determined the 2017 formula-based bonuses for our named executive officers, it considered this change in the bonus metrics for our broader management team, as well as what would be in the best interests of our stockholders. The Compensation Committee determined that, as was done for other members of our management team, the 2017 formula-based annual incentive award for our named executive officers would be based 100% upon Altice USA performance metrics, which are described below. In making this decision, the Compensation Committee did not change the Altice USA performance metrics that were originally set by the Altice Group Management

Board for 2017, nor did the Compensation Committee change the bonus targets and maximums for the named executive officers.

Altice USA Performance Metrics

Performance Area	Weight	Performance Metrics*
Financial	10%	Revenue
	20%	Adjusted EBITDA
	20%	Adjusted EBITDA–Capex + Working Capital
Operational	30%	Corporate Expense
	20%	Weighted Average of Non-corporate Business Results
Total	100%

*
Corporate Expense refers to the portion of other Operating Expenses related to certain predefined departments that provide enterprise-wide administrative support to business operations (e.g., executive, legal, human resources, accounting, etc.). A description of the other financial metrics that are non-GAAP metrics is set forth in "—Description of Non-GAAP Financial Measures."

        Based upon actual Altice USA performance, the 2017 formula-based annual incentive awards for our named executive officers were eligible to be paid out at up to 87.8% of target, subject to negative discretion of the Compensation Committee.

        For 2018, it is expected that our named executive officers' formula-based bonus targets will be based solely upon Altice USA performance.

        Based on individual performance evaluations, the Compensation Committee decided to award discretionary bonuses to certain named executive officers for 2017, in addition to annual bonus awards, in the following amounts: Mr. Goei ($183,000); Mr. Stewart and Mr. Boubazine ($61,000 each); and Mr. Connolly ($29,280). During 2017, Ms. Rosenblum's role was modified to one that involved advising the CEO as requested on selected legislative, regulatory and public policy matters. Due to Ms. Rosenblum's changed responsibilities at the Company in 2017, and the non-supervisory nature of her role, she did not receive a discretionary bonus for 2017. In addition, Mr. Connolly received a payment of $250,000 in December 2017, which represents the second and final payment associated with a $500,000 sign on payment.

        The payout of 2017 bonus to our CEO remained subject to the clawback policy of Altice Europe until the 2018 shareholders' meeting of Altice Europe.

  Stock Options

        On December 30, 2017, certain members of management, including Mr. Goei, Mr. Stewart and Mr. Boubazine, were granted stock options under the Plan. Mr. Goei received 1,201,208 stock options and Mr. Stewart and Mr. Boubazine each received 256,668 stock options. The stock options were granted with an exercise price of $19.48, equal to the 30 day volume weighted average of the closing price of Class A common stock as of the grant date, December 30, 2017. The stock options cliff vest on December 21, 2020, generally subject to continued employment with the Company or any of its affiliates, and expire ten years from the date of grant. The options are generally subject to the provisions of the Company's form for nonqualified stock options, which was filed with the SEC on January 3, 2018 as Exhibit 99.1 to a Current Report on Form 8-K.

        The stock options were granted to named executive officers who had previously received Units under the Carry Unit Plan, discussed below, and whose initial 50% vesting of such Units occurred on December 21, 2017. These were the first grants made to our named executive officers under the Plan, and are a component of their annual compensation for 2017.

  Carry Unit Plan

        On July 13, 2016, the Neptune Management Limited Partnership Carry Unit Plan (the "Carry Unit Plan") was created to provide participants, including our named executive officers, with an opportunity to participate in the long-term growth and financial success of our operations. Under the Carry Unit Plan, profits interests denominated in units of ownership (the "Units") of Neptune Management Limited Partnership (the "Partnership") were granted to participants.

        As of December 31, 2017, approximately 184 million Units were not yet vested.

        A profits interest gives the participant the right to share in specified future profits and appreciation in value that the participants of the Partnership may receive, including profits paid upon a sale of the investors' interests.

        Economically, a profits interest is similar to a stock option granted on the stock of a corporation insofar as a participant realizes value only if the Partnership from which the profits interest is granted appreciates in value and/or has profits after the grant date.

        Holders of vested Units receive Class A common stock of Altice USA at the discretion of the Partnership. The amount of Class A common stock received is calculated using the fair market value of Units and based on the then trading price of Class A common stock of Altice USA.

        On February 13, 2017, Mr. Goei was granted 10,600,000 time-vesting Units, which are scheduled to cliff vest on January 31, 2020, generally subject to his continued employment with the Company or any of its affiliates. No other grants were made under the Carry Unit Plan in 2017 to our named executive officers.

  Benefits

        The named executive officers are eligible to participate in the health and welfare benefit plans made available to the other benefits-eligible employees of the Company, including medical, dental, vision, life insurance and disability coverage.

        The named executive officers are eligible to participate in the Altice USA 401(k) Savings Plan and may contribute into their plan accounts a percentage of their eligible pay on a before-tax basis and after-tax basis. The Company matches 100% of the first 4% of eligible pay contributed by participating employees. In addition, the Company may make an additional discretionary year-end contribution. Any discretionary year-end contribution, if approved by the Company, will be provided to all eligible participants who are active on the last day of the plan year and who complete 1,000 hours of service in such plan year. Company contributions to the Altice USA 401(k) Savings Plan are subject to vesting limitations for the first three years of employment.

        The Company also sponsors the Cablevision Excess Savings Plan, a non-qualified deferred compensation plan. Effective December 31, 2016, the Excess Savings Plan was frozen to new participants and Company contributions.

        The Company maintains the Cablevision Cash Balance Pension Plan, a tax-qualified defined benefit plan, and the Cablevision Excess Cash Balance Plan, a non-qualified deferred compensation plan for participants whose benefits in the qualified plan are limited by applicable Internal Revenue Service ("IRS") limitations. Effective December 31, 2013, the Cablevision Cash Balance Pension Plan and the Cablevision Excess Cash Balance Plan were frozen to new participants and future benefit accruals, except for certain employees covered by a collective bargaining agreement for whom accruals were frozen as of April 15, 2015. Monthly interest credits continue to be made to participant accounts until distribution of the accounts following termination of employment. Ms. Rosenblum is the only named executive officer with an account balance in the Cablevision Excess Savings Plan or with an accrued benefit in the Cablevision Cash Balance Pension Plan or the Cablevision Excess Cash Balance

Pension Plan. See the "Nonqualified Deferred Compensation Table" below for further information on the Cablevision Excess Savings Plan and the "Pension Benefits Table" below for further information on the Cablevision Cash Balance Pension Plan and the Cablevision Excess Cash Balance Pension Plan.

  Perquisites

        The Company provides certain perquisites to named executive officers, which it has determined are appropriate for recruitment and retention, including personal use of Company-provided ground transportation and aircraft, primarily for commuting to and from the Company's former Bethpage, NY headquarters. To the extent our employees use Company-provided transportation for commuting and other personal travel, they are imputed compensation for tax purposes. Subject to the Compensation Committee's approval, named executive officers may be eligible to receive a tax gross up on imputed income related to commuting usage. The Company owned and operated two passenger helicopters to facilitate business travel of senior executives and had a lease for a fixed wing aircraft to facilitate international travel for Mr. Goei.

        Mr. Stewart received a monthly housing allowance during the period in 2017. This monthly allowance payment ceased as of December 31, 2017. The Company purchases tickets for sporting and entertainment events for business use; on the occasion the tickets are unused, they are available for personal use by our employees, including the named executive officers. The named executive officers are also eligible to participate in the Altice USA Employee Product Benefit program, which provides all benefits-eligible employees who reside in the Suddenlink or Optimum footprint with discounted cable television, high-speed data and voice services. See "Summary Compensation Table" below for further information on the perquisites provided to our named executive officers during 2017.

  Post-Termination Compensation

        Our named executive officers have helped build the Company into the successful enterprise that it is today and we believe that post-termination benefits are integral to the Company's ability to attract and retain qualified executives. Our named executive officers were eligible for severance benefits in 2017 under the Altice USA Severance Benefits Policy. All severance benefits payable under the severance policy would be conditioned on the employee executing a separation agreement with the Company, including, a release of claims and any other terms and conditions that the Company may require. For a description and quantification of the severance and other benefits payable to each of the named executive officers under the different circumstances of termination, please see "Severance Benefits" and "Payments on Termination or Change of Control" below.

Employment Agreements

        None of the named executive officers have an employment agreement related to their service with Altice USA.

Tax Deductibility of Compensation

        Section 162(m) of the Internal Revenue Code, as amended ("Section 162(m)"), establishes a $1 million limit on the amount that a publicly held corporation may deduct for compensation paid to "covered employees". Pursuant to the Tax Cuts and Jobs Act, the definition of "covered employees" under Section 162(m) was amended to include a company's chief financial officer. As such effective January 1, 2018 "covered employees" include the chief executive officer, chief financial officer and the next three most highly paid named executive officers in a taxable year. Once an officer is a "covered employee" their compensation will remain subject to Section 162(m) indefinitely. Further, the Tax Cuts and Jobs Act repealed the exclusion for "qualified performance-based compensation" under Section 162(m) effective January 1, 2018 except for compensation payable pursuant to an agreement in place before November 2, 2017. Accordingly, starting in 2018, the Company's tax deduction with regard to the compensation of "covered employees" was limited to $1 million per taxable year with respect to each officer, except for grandfathered arrangements.

Description of Non-GAAP Financial Measures

        Adjusted EBITDA—net income (loss) excluding income taxes, income (loss) from discontinued operations, other non-operating income or expenses, loss on extinguishment of debt and write-off of deferred financing costs, gain (loss) on interest rate swap contracts, gain (loss) on equity derivative contracts, gain (loss) on investments, interest expense (including cash interest expense), interest income, depreciation and amortization (including impairments), share-based compensation expense or benefit, restructuring expense or credits and transaction expenses.

        Adjusted EBITDA—Capex—Adjusted EBITDA as defined above less capital expenditures.

        Adjusted EBITDA—Capex—change in working capital—Adjusted EBITDA as defined above less capital expenditures and change in working capital.

Executive Compensation Tables

Summary Compensation Table

        The table below summarizes the total compensation paid to or earned by each of our named executive officers for services to Altice USA for the year ending December 31, 2017.

Name and principal position	Year	Salary ($)(1)	Bonus ($)(2)	Stock awards ($)(3)	Option awards ($)(4)	Non-equity incentive plan compensation ($)(5)	Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation ($)(6)	Total ($)
Dexter Goei	2017	490,385	183,000	40,280,000	10,582,642	1,317,000	—	707,583	53,560,610
Chairman & CEO	2016	235,950	707,177	7,881,000	—	792,823	—	417,920	10,034,870
Charles Stewart	2017	490,385	61,000	—	2,261,245	439,000	—	765,879	4,017,509
Co-President & CFO	2016	490,385	428,400	3,700,000	—	428,400	—	830,028	5,877,213
Abdelhakim Boubazine	2017	490,385	61,000	—	2,261,245	439,000	—	326,637	3,578,267
Co-President & COO	2016	417,262	428,400	3,700,000	—	428,400	—	464,382	5,438,444
David Connolly	2017	392,308	279,280	—	—	210,720	—	12,031	894,339
EVP—General Counsel and Secretary	2016	138,462	250,000	1,572,500	—	315,360	—	4,308	2,280,630
Lisa Rosenblum	2017	392,308	—	—	—	128,567	10,167	77,776	608,818
Vice Chairman	2016	238,462	—	2,220,000	—	166,777	10,780	98,410	2,734,429

(1)
Differences between 2016 and 2017 salary for the named executive officers are largely attributed to when the named executive officer began providing services to the Company in 2016. Salary rates did not change between 2016 and 2017. For 2017, salary amounts reflect 51 weeks of pay due to harmonization of payroll schedules.

(2)
In 2017, Mr. Connolly received the final installment of his sign-on payment ($250,000). These 2017 amounts also reflect the discretionary portion of annual bonus, as described in the section titled "Annual Bonus" in the Compensation Discussion & Analysis.

(3)
Represents the grant date fair value of Units, as described in the section titled "Carry Unit Plan" in the Compensation Discussion & Analysis, computed in accordance with FASB ASC Topic 718, excluding forfeiture assumptions. For Mr. Goei's carry unit award granted on February 13, 2017, the Company's estimate of the grant date fair value is $3.80 per unit, based on the value established in the Company's initial public offering. At the time of grant, the fair market value in use was based on an independent valuation of $0.55 per unit.

(4)
Represents the grant date fair value of options, as described in the section titled "Stock Options" in the Compensation Discussion & Analysis, computed in accordance with FASB ASC Topic 718, excluding forfeiture assumptions. For the stock option awards for Messrs. Goei, Stewart and Boubazine the fair value on the date of grant was calculated using the Black-Scholes option pricing model. The computation of expected life of 6.5 years was determined based on the simplified method (the average of the vesting period and the option term) due to the Company's lack of recent historical data for similar awards. The interest rate of 2.30% for the period within the contractual life of the stock options is based on the interest yield for U.S. Treasury instruments in effect at the time of grant. The computation of expected volatility of 33.97% is based on historical volatility of the Altice USA common stock and the volatility of publicly traded comparable companies, since the Altice USA common stock only began trading on June 22, 2017.

(5)
These 2017 amounts reflect the formula-based portion of annual bonus, as described in the section titled "Annual Bonus" in the Compensation Discussion & Analysis. Due to Ms. Rosenblum's changed responsibilities at the Company during 2017, Management recommended, and the Compensation Committee approved, discretion with respect to her bonus amount.

(6)
This table below shows the components of this column as of December 31, 2017.

Name	Year	401(k) Company Contribution(a)	Transportation Tax gross up payment(b)	Perquisites(c)	Total
Dexter Goei	2017	11,569	16,869	679,145	707,583
Charles Stewart	2017	12,723	15,503	737,653	765,879
Abdelhakim Boubazine	2017	14,877	25,729	286,031	326,637
David Connolly	2017	12,031	—	—	12,031
Lisa Rosenblum	2017	16,100	9,385	52,291	77,776

(a)
This column represents, for each individual, a matching contribution and/or Company discretionary contribution made by the Company on behalf of such individual under the Company's 401(k) Plan.

(b)
This column reflects amounts paid to the named executive officers at the discretion of, and approved by, the Compensation Committee to offset imputed income on commuter travel.

(c)
This column represents for each individual the following aggregate perquisites as described in the table below. In addition, the named executive officers are eligible to participate in the Altice USA Employee Product Benefit program, which provides all benefits-eligible employees who reside in the Suddenlink or Optimum footprint with discounted cable television, high-speed data and voice services. The Company purchases tickets for sporting and entertainment events for business use; on the occasion the tickets are unused, they are available for personal use by our employees, including the named executive officers. There is no incremental cost to the Company for these benefits.

Name	Year	Aircraft ($)(i)	Housing Allowance ($)(ii)	Ground Transportation ($)(iii)	Total
Dexter Goei	2017	287,502	—	391,634	679,145
Charles Stewart	2017	131,485	499,995	106,173	737,653
Abdelhakim Boubazine	2017	73,467	—	212,564	286,031
David Connolly	2017	—	—	—	—
Lisa Rosenblum	2017	31,050	—	*	52,921

*
Does not exceed the greater of $25,000 or 10% of the total amount of perquisites of named executive officers.

(i)
This column represents the incremental cost to the company for personal use of the Company's aircraft, primarily associated with commuting to and from the Company's Bethpage, NY headquarters, and for a leased fixed wing aircraft for Mr. Goei's international business travel. For the purposes of this disclosure, incremental cost is valued based on the variable costs incurred by the Company, such as fuel, landing fees and ground services, and does not include costs that would have been incurred by the Company whether or not a particular trip was taken, such as lease and insurance payments, pilot salaries, ordinary course maintenance and other overhead costs. The incremental cost of the personal use of the fixed wing aircraft, applicable solely to Mr. Goei, is based on the variable hourly cost of the lease applied to the number of personal hours of usage.

(ii)
This column represents Mr. Stewart's housing allowance, which was paid on a monthly basis. This monthly allowance payment ceased as of December 31, 2017.

(iii)
This column reflects the incremental cost of providing our executive officers ground transportation for personal use, primarily for commuting to and from the Company's Bethpage, NY headquarters. For the purposes of this disclosure, incremental cost is valued, for the company vehicles, as a portion of the cost of the driver plus car lease, maintenance, fuel and other related costs, based on an estimated percentage of use, and for third party car services by the amount paid to the third party.

Grants of Plan-Based Awards

        The table below presents information regarding awards granted in 2017 to each named executive officer under the Plan, 2017 annual incentive programs and the Carry Unit Plan in which the named executive officers participated.

						All other stock awards: Number of shares of stock or Units (#)	All other equity awards: Number of shares of stock or Units (#)
				Estimated future payouts under non-equity incentive plan awards(1)				Exercise or base price of option awards ($/share)	Grant date fair value of equity and option Awards ($)
	Approval Date
Name		Grant Date		Target ($)	Maximum ($)
Dexter Goei	—	—		1,500,000	2,250,000	—	—	—	—
	—	02/13/17	(2)	—	—	10,600,000	—	—	40,280,000	(3)
	12/23/17	12/30/17		—	—	—	1,201,208	19.48	10,582,542	(4)
Charles Stewart	—	—		500,000	750,000	—	—	—	—
	12/23/17	12/30/17		—	—	—	256,668	19.48	2,261,245	(4)
Abdelhakim Boubazine	—	—		500,000	750,000	—	—	—	—
	12/23/17	12/30/17		—	—	—	256,668	19.48	2,261,245	(4)
David Connolly	—	—		240,000	360,000	—	—	—	—
Lisa Rosenblum	—	—		240,000	360,000	—	—	—	—

(1)
These columns show the target and maximum payouts under the 2017 bonus plan based on 2017 metrics and performance criteria described in the section titled "Annual Bonus" in the Compensation Discussion & Analysis. This plan does not have a threshold payout. Payments were made in 2018 for 2017 performance and actual payments are reflected in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

(2)
This award was subject to clawback until approved by Altice Europe shareholders on June 28, 2017.

(3)
Represents the grant date fair value of Units, as described in the section titled "Carry Unit Plan" in the Compensation Discussion & Analysis, computed in accordance with FASB ASC Topic 718, excluding forfeiture assumptions. For Mr. Goei's carry unit award granted on February 13, 2017, the Company's estimate of the grant date fair value is $3.80 per unit, based on the value established in the Company's initial public offering. At the time of grant, the fair market value in use was based on an independent valuation of $0.55 per unit.

(4)
Represents the grant date fair value of options, as described in the section titled "Stock Options" in the Compensation Discussion & Analysis, computed in accordance with FASB ASC Topic 718, excluding forfeiture assumptions. For the stock option awards for Messrs. Goei, Stewart and Boubazine the fair value on the date of grant was calculated using the Black-Scholes option pricing model. The computation of expected life of 6.5 years was determined based on the simplified method (the average of the vesting period and the option term) due to the Company's lack of recent historical data for similar awards. The interest rate of 2.30% for the period within the contractual life of the stock options is based on the interest yield for U.S. Treasury instruments in effect at the time of grant. The computation of expected volatility of 33.97% is based on historical volatility of the Altice USA common stock and the volatility of publicly traded comparable companies, since the Altice USA common stock only began trading on June 22, 2017.

  2017 Long-Term Incentive Plan

        In connection with the Company's IPO, the Company adopted the Plan. As described above under "Summary of the Plan", under the Plan, the Company may grant awards of options, restricted shares, restricted share units, stock appreciation rights, performance stock, performance stock units and other awards. Under the Plan, awards may be granted to officers, employees and consultants of the Company or any of its affiliates. The Plan will be administered by the Company's Board, subject to the provision of the stockholders' agreement. The Board has delegated this authority to the Company's Compensation Committee. The Compensation Committee has the full power and authority to, among other things, select eligible participants, to grant awards in accordance with the Plan, to determine the number of shares subject to each award or the cash amount payable in connection with an award and determine the terms and conditions of each award. The maximum aggregate number of shares that may be issued under the Plan as originally adopted was 9,879,291. The Board has the authority to amend, suspend, or terminate the Plan. No amendment, suspension or termination will be effective without the approval of the Company's stockholders if such approval is required under applicable laws, rules and regulations.

Outstanding Equity Awards at Fiscal Year-End

        The table below presents (i) the number of stock options awarded under the Plan, (ii) the number of Units granted under the Carry Unit Plan that have not yet vested and (iii) the market value of these Units for each named executive officer, in each case as of December 31, 2017.

	Option Awards			Stock Awards
Name	Number of securities underlying unexercised options (#) unexercisable(1)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(2)		Market value of shares or units of stock that have not vested ($)(7)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(8)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested($)(7)
Dexter Goei	1,201,208	19.48	12/30/2027	5,650,000	(3)	15,763,500	10,000,000	27,900,000
	—	—	—	10,600,000	(4)	15,264,000	—	—
Charles Stewart	256,668	19.48	12/30/2027	5,000,000	(3)	13,950,000	—	—
Abdelhakim Boubazine	256,668	19.48	12/30/2027	5,000,000	(3)	13,950,000	—	—
David Connolly	—	—	—	4,250,000	(5)	11,857,500	—	—
Lisa Rosenblum	—	—	—	6,000,000	(6)	16,740,000	—	—

(1)
On December 30, 2017, Messrs. Goei, Stewart and Boubazine each received a stock option award under the Plan that will vest in full on December 21, 2020.

(2)
The numbers in this column represent the number of Units outstanding, not the number of shares underlying such Units. These awards were granted under the Carry Unit Plan and vesting is generally subject to the named executive officer's continued employment with the Company or any of its affiliates.

(3)
These Units will vest 50% on each of December 21, 2018 and December 21, 2019.

(4)
These Units will vest in full on January 31, 2020.

(5)
These Units will vest 50% on August 22, 2018 and 25% on each of August 22, 2019 and August 22, 2020.

(6)
These Units will vest 50% on June 21, 2018 and 25% on each of June 21, 2019 and June 21, 2020.

(7)
The value of each unvested Unit as of December 31, 2017 is based on the potential number of shares into which the Unit may convert upon vesting and the December 29, 2017 Altice USA, Inc. closing price of $21.23, which was the last trading day of the year.

(8)
In 2016, Mr. Goei received 10,000,000 Performance Vesting Units that will vest based on achievement of certain defined 2019 Altice USA financial targets of (x) consolidated net revenue and (y) adjusted EBITDA or Capex adjusted EBITDA. Mr. Goei's performance based units will be forfeited if performance is not met. All or a portion of the Performance Vesting Units may vest as determined by the board of directors of Altice Europe in its discretion.

Option Exercises and Stock Vested

        The table below presents information regarding the value of stock awards vested in 2017, for each of the named executive officers. None of the named executive officers exercised stock options with respect to Altice USA in 2017.

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on exercise (#)(1)	Value realized on exercise ($)(2)
Dexter Goei	—	—	719,636	15,090,767
Charles Stewart	—	—	636,846	13,354,661
Abdelhakim Boubazine	—	—	636,846	13,354,661
David Connolly	—	—	—	—
Lisa Rosenblum	—	—	—	—

(1)
The number of shares shown in this column represents the number of shares of Class A common stock that were received upon the conversion of Class C Units that vested on December 21, 2017.

(2)
The "value realized" upon the vesting of these Units is equal to the number of shares received times the NYSE closing share price of our common stock on December 21, 2017.

Pension Benefits

        The table below shows the actuarial present value of accumulated benefits payable under our qualified and nonqualified defined benefit pension plans as of December 31, 2017 for Ms. Rosenblum, who is the sole named executive officer who is eligible to participate in such plans.

Name	Plan	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Lisa Rosenblum	Cablevision Cash Balance Pension Plan	20	312,057	—
	Cablevision Excess Cash Balance Plan	20	369,963	—

(1)
Years of service are calculated based on elapsed time while a member of the plan. Actual elapsed time as an employee of Cablevision and Altice USA for Ms. Rosenblum is 22 years.

(2)
Assumes Ms. Rosenblum will take a lump sum payment of benefits at retirement. The lump sum payment was determined by crediting the December 31, 2017 account balances with an assumed interest crediting rate of 2.82% until an assumed retirement age of 65. The present value of accumulated benefits was calculated using a discount rate of 3.50%.

  Cablevision Cash Balance Pension Plan

        The Cablevision Cash Balance Pension Plan is a tax-qualified defined benefit plan that was amended effective December 31, 2013 to freeze participation and benefit accruals for all legacy Cablevision employees except certain employees covered by a collective bargaining agreement. Effective April 15, 2015, the plan was further amended to freeze participation and benefit accruals for the remaining employees covered by the collective bargaining agreement. Ms. Rosenblum is the only named executive officer with an accrued benefit under the Cablevision Cash Balance Pension Plan.

        A notional account is maintained for each participant under the plan, which is credited with monthly interest credits based on the average of the annual rate of interest on the 30-year U.S. Treasury Bonds for the months of September, October and November of the prior year. Monthly interest credits continue to be made to participant accounts until distribution of the accounts following termination of employment. All active participants are fully vested in their accounts. Upon retirement or other termination of employment with the Company, the participant may elect a distribution of the vested portion of the account. The normal form of benefit payment for an unmarried participant is a single life annuity and the normal form of benefit payment for a married participant is a 50% joint and survivor annuity. The participant, with spousal consent if applicable, can waive the normal form and elect to receive a single life annuity or a lump sum in an amount equal to the cash balance account.

  Cablevision Excess Cash Balance Plan

        The Cablevision Excess Cash Balance Plan is a nonqualified deferred compensation plan that is intended to provide eligible participants, including Ms. Rosenblum, with the portion of their benefit that cannot be paid to them under the Cablevision Cash Balance Pension Plan due to Internal Revenue Code limits applicable to tax-qualified plans. Effective December 31, 2013, the Excess Cash Balance Plan was amended to freeze participation and future benefit accruals for all employees. Ms. Rosenblum is the only named executive officer with an accrued benefit under the Cablevision Excess Cash Balance Pension Plan.

        The Company maintains a notional excess cash balance account for each eligible participant and credits each excess cash balance account monthly with interest at the same rate used under the Cablevision Cash Balance Pension Plan. Monthly interest credits continue to be made to participant accounts until distribution of the accounts following termination of employment. All active participants are fully vested in their excess cash balance account. The excess cash balance account, to the extent vested, is paid in a lump sum to the participant as soon as practicable following his or her retirement or other termination of employment with the Company.

Nonqualified Deferred Compensation Table

        The table below shows the aggregate earnings and account balance information under nonqualified deferred compensation plans for Ms. Rosenblum, who is the sole named executive officer who is eligible to participate in such plan.

Name	Plan	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Lisa Rosenblum	Cablevision Excess Savings Plan	—	—	11,474	—	580,608

  Cablevision Excess Savings Plan

        The Cablevision Excess Savings Plan is a nonqualified deferred compensation plan that operates in conjunction with the Cablevision 401(k) Savings Plan. Effective December 31, 2016, the Excess Savings Plan was frozen (i.e., no future employee or Company contributions are permitted under the Plan for 2017 and thereafter). Participant notional account balances continue to be credited monthly with the rate of return earned by the stable value investment option available under the Altice USA 401(k) Savings Plan.

        Ms. Rosenblum is the only named executive officer with an account balance in the Cablevision Excess Savings Plan.

        A participant is always fully vested in the participant's own contributions and vests in the Company contributions over three years from date of hire (subject to full vesting upon death, disability or retirement after attaining age 65). Distributions are made in a lump sum as soon as practicable after the participant's termination of employment with the Company.

Severance Benefits

        In the event of certain termination events during 2017, eligible employees, including our named executive officers, would have been eligible to receive certain severance benefits under the Altice USA Severance Benefits Policy, which provides for severance benefits when a position is eliminated due to restructuring or reorganization. Severance amounts are based on two weeks of base salary for every completed year of service with a minimum 52 weeks of base salary for senior vice presidents and above, 26 weeks for vice presidents and directors, and 4 weeks for all other eligible employees. Employees who were enrolled in the Company's health plans are eligible to receive subsidized COBRA continuation for up to three months. Bonus-eligible exempt employees, including the named executive officers, would have been eligible to receive a prorated 2017 annual bonus based on actual 2017 plan performance if a qualifying termination of employment occurred after June 30, 2017. Severance is subject to noncompete and nonsolicit restrictive covenants.

Payments on Termination or Change of Control

        The following tables summarize the estimated amounts payable to each named executive officer in the event of a termination from employment without cause or upon a change of control as of December 31, 2017.

        In the event of termination for cause, voluntary termination, retirement, death or disability, none of the named executive officers would have been entitled to any severance payments as of December 31, 2017.

  Benefits Payable as a Result of Termination of Employment by the Company without Cause

Name	Severance ($)(1)	Benefit Subsidy ($)(2)	2017 Bonus ($)(3)	Total ($)
Dexter Goei	500,000	3,201	1,317,000	1,820,201
Charles Stewart	500,000	3,201	439,000	942,201
Abdelhakim Boubazine	500,000	3,201	439,000	942,201
David Connolly	400,000	2,571	210,720	613,291
Lisa Rosenblum	400,000	1,710	128,567	530,277

(1)
Pursuant Altice USA's Severance Benefits Policy, each named executive officer is entitled to two weeks base salary for each completed year of service, with a minimum severance amount equal to 52 weeks of base salary.

(2)
The amounts in this column reflect the employer subsidized COBRA for three months continuation based on each named executive officer's current election.

(3)
The amounts in this column reflect the formula-based portion of the 2017 annual bonus.

  Benefits Payable upon a Change of Control Transaction

Name	Unvested Options ($)(1)	Unvested Units ($)(2)
Dexter Goei	2,102,114	58,927,500
Charles Stewart	449,169	13,950,000
Abdelhakim Boubazine	449,169	13,950,000
David Connolly	—	11,857,500
Lisa Rosenblum	—	16,740,000

(1)
The amounts in this column represent the value of the unvested options held by Messrs. Goei, Stewart and Boubazine as of December 31, 2017, with the value calculated as the difference between the total exercise price of each option ($19.48) and the market value of the option at close of business December 29, 2017 ($21.23), which was the last trading day of the year. Pursuant to the terms of the options, as of December 31, 2017, all unvested options automatically vest and are exercisable upon a Change of Control (as defined in the option award agreement). These options are subject to noncompete and nonsolicit restrictive covenants.

(2)
The amounts in this column represent the value of the unvested Units held by each named executive officer as of December 31, 2017, with the value calculated as described in footnote 7 of the "Outstanding Equity Awards at Fiscal Year-End" table. Pursuant to the terms of the Units as of December 31, 2017, all unvested Units automatically vest upon a Company Sale (as defined in the Unit award agreement).

DIRECTOR COMPENSATION

        Compensation for our non-employee directors is determined by the Board with the assistance of the Compensation Committee. The table below shows the compensation paid to or earned by our non-employee directors in the year ending December 31, 2017. Directors who are also employees of the Company, Altice Europe or A4 S.A. do not receive any compensation for their service as directors. Mr. Okhuijsen and Mr. Bonnin did not receive any compensation for their services as directors of the Board in 2017. Michel Combes, who was a director of the Board until November 9, 2017, did not receive any compensation for his service as a director in 2017.

        Compensation for our non-employee directors is determined by the Board with the assistance of the Compensation Committee. Each non-employee director receives a base fee of $72,500 per year. In addition, the Audit Committee chair receives an annual fee of $32,500 and Audit Committee members each receive an annual fee of $22,500. The Compensation Committee chair receives an annual fee of $22,500 and Compensation Committee members each receive an annual fee of $5,000. The compensation of Mr. Svider is paid to BC Partners LLP.

Name	Year	Fees Earned or Paid in Cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Raymond Svider	2017	62,014	—	—	—	—	—	62,014
Mark Mullen	2017	58,056	—	—	—	—	—	58,056
Manon Brouillette	2017	17,500	—	—	—	—	—	17,500

 CERTAIN COMPENSATION COMMITTEE INFORMATION

        The Compensation Committee is composed of independent directors. The Compensation Committee performs the duties set forth in its written charter, which is available on our website. In accordance with its charter, the Compensation Committee has the authority to engage outside consultants to assist in the performance of its duties and responsibilities. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. The Compensation Committee reports to the Board as appropriate, including when a matter rises to the level of a material or enterprise-level risk.

        Compensation Committee Interlocks and Insider Participation.    Other than Dexter Goei, who served as a director of Altice Europe during our last completed fiscal year, none of our executive officers served during our last completed fiscal year as a member of the board or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

EFFECTIVENESS OF CORPORATE ACTION

        Under Rule 14c-2 of the Exchange Act, the Amendment will not be effective until at least 20 days after this Information Statement is first mailed or otherwise delivered to our stockholders entitled to receive notice thereof.

DISSENTERS' RIGHTS OF APPRAISAL

        Delaware law does not provide for dissenters' rights or similar rights of appraisal in connection with the corporate action described in this Information Statement.

INTEREST OF CERTAIN PERSONS IN MATTERS ACTED UPON

        The officers and directors of the Company have potential interest in the matters acted upon pursuant to the Stockholder Written Consent in their respective roles as officers or directors of the Company and to the extent of their eligibility to receive awards under the Plan affected by the terms of the Amendment as participants in the Plan.

INCORPORATION BY REFERENCE

        A copy of the Plan as originally adopted (incorporated by reference to Exhibit 99.1 to our Registration Statement on Form S-8 filed with the SEC on December 20, 2017) and our Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2017 (collectively, the "Form 10-K"), which includes the Company's financial statements and notes thereto included on Form 8-K filed on May 21, 2018 (that recasts certain consolidated financial information primarily related to the adoption of certain accounting standards), which have been filed with the SEC pursuant to the Exchange Act, are hereby incorporated by reference into this Information Statement. You can obtain a copy of the Form 10-K and Plan from the SEC, as set forth in the penultimate section of this Information Statement. Alternatively, we will promptly deliver to you, without charge, a copy of the Form 10-K and Plan upon oral request at (516) 803-2300 or written request at 1 Court Square West, Long Island City, NY 11101.

DISTRIBUTION AND COSTS

        The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it. We do not contemplate that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the Information Statement to the beneficial owners of our common stock held of record by such persons, and we will not reimburse them for their expenses incurred in connection therewith.

        Only one Information Statement will be delivered to multiple stockholders sharing an address, unless contrary instructions are received from one or more of such stockholders upon written request at the address noted above. Also, we will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any stockholder or stockholders sharing an address to which multiple copies are now delivered, upon oral request at (516) 803-2300 or written request at 1 Court Square West, Long Island City, NY 11101.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy the periodic reports, proxy statements and other information we file with the SEC at the SEC's public reference room maintained at 100 F. Street N.E., Room 1580, Washington, D.C. 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file with the SEC. The site's Internet address is www.sec.gov. Copies of these documents may also be obtained by writing to our address provided above.

OTHER MATTERS

        This Information Statement is dated November 29, 2018. You should not assume that the information contained in this Information Statement is accurate as of any date other than the date above, unless expressly provided, and the mailing of this Information Statement to stockholders on or about November 29, 2018, or on any date thereafter, does not create any implication to the contrary.

DAVID CONNOLLY Executive Vice President, General Counsel and Secretary
Dated: November 29, 2018

 EXHIBIT A

Amendment No. 1

To the

Altice USA 2017 Long Term Incentive Plan

        This Amendment No. 1 (the "Amendment") to the Altice USA 2017 Long Term Incentive Plan (the "Plan") is made effective as of the [    •    ] day of December, 2018, by Altice USA, Inc., a Delaware corporation (the "Company").

        The Amendment was approved by the Board of Directors of the Company on November 2, 2018 and by a majority of the stockholders of the Company on November 15, 2018.

        1.    Amendment to Section 5(a).    The first sentence of Section 5(a) of the Plan is deleted and replaced with the following:

          (a)    Plan Limit.    Subject to adjustment in accordance with Section 14, the maximum aggregate number of Shares that may be issued for all purposes under the Plan shall be equal to 19,879,291.

        2.    Continued Effect.    Except as set forth herein, the Plan shall remain unchanged and in full force and effect, and the forms of stock option award agreements and any outstanding award agreements under the Plan shall effectively adopt the amendments herein, as applicable.

A-1

QuickLinks

NOTICE OF ACTIONS BY WRITTEN CONSENT OF HOLDERS OF NOT LESS THAN A MAJORITY OF THE AGGREGATE VOTING POWER OF ALL OUTSTANDING SHARES OF CAPITAL STOCK OF ALTICE USA, INC.
INFORMATION STATEMENT
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
PURPOSE OF INFORMATION STATEMENT
GENERAL OVERVIEW OF ACTIONS
REASONS FOR AND GENERAL EFFECT OF THE AMENDMENT
VOTES REQUIRED
SECURITY AUTHORIZED FOR ISSUANCE UNDER THE PLAN
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
Altice USA Performance Metrics
DIRECTOR COMPENSATION
CERTAIN COMPENSATION COMMITTEE INFORMATION
EFFECTIVENESS OF CORPORATE ACTION
DISSENTERS' RIGHTS OF APPRAISAL
INTEREST OF CERTAIN PERSONS IN MATTERS ACTED UPON
INCORPORATION BY REFERENCE
DISTRIBUTION AND COSTS
WHERE YOU CAN FIND MORE INFORMATION
OTHER MATTERS
  EXHIBIT A
Amendment No. 1 To the Altice USA 2017 Long Term Incentive Plan